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                                                                 EXHIBIT 99.1(b)

                      MERRILL LYNCH U.S.A. GOVERNMENT RESERVE

             The undersigned, constituting a majority of the Trustees of Merrill Lynch New Government Reserves, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), hereby certify that the Trustees of the Fund have duly adopted the following amendment to the Declaration of Trust of the Fund dated the 17th day of November 1987.

         Voted:    That the Declaration of Trust, dated November 17, 1987,
                  be, and it hereby is, amended to change the name of the Fund from "Merrill Lynch New Government Reserves" to "Merrill Lynch U.S.A. Government Reserves" in the following manner:

                     1.1. Name.  The name of the trust created hereby
                          ----
                  (the "Fund") shall be "Merrill Lynch U.S.A. Government Reserves", and so far as may be practicable the Trustees shall conduct the activities of the Fund, execute all documents and sue or be sued under that name, which name (and the word "Fund" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Fund. However, should the Trustees determine that the use of the name of the Fund is not advisable, they may select such other name for the Fund as they deem proper and the Fund may conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

             IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Fund, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Fund as required by
         Article XI of the Declaration of Trust, as of the 30th day of December, 1988.
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        /S/ Arthur Zeikel                        /S/ George F. James
        Arthur Zeikel                            George F. James
        279 Watchung Fork                        Ocean Reef Club
        Westfield, New Jersey 07090              Key Large, Florida 33037


        /S/ James I. Armstrong                   /S/ Edwward H. Meyer
        James I. Armstrong                       Edwward H. Meyer
        Box 528, R.D. 1                          580 Park Avenue
        South Berwick, Maine 03908               New York, New York 10021


        /S/ Robert F. Bryan                      /S/ Jack B. Sunderland
        Robert F. Bryan                          Jack B. Sunderland
        200 North Ocean Boulevard                16 Hadden Road
        Delray Beach, Florida 33444              Scarsdale, New York 10583


        /S/ Donald Cecil                         /S/ J. Thomas Touchton
        Donald Cecil                             J. Thomas Touchton
        3 Stratford Road                         2801 Hawthorne Road
        Harrison, New York 10528                 Tampa, Florida 33611


        /S/ M. Colyer Crum
        M. Colyer Crum
        104 Westcliff Road
        Weston, MA 02193

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